Calculation of Filing Fee Tables
S-8
Airbnb, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock, par value $0.0001 per share	Other	12,032,455	$ 118.51	$ 1,425,966,242.05	0.0001381	$ 196,925.94
2	Equity	Class A Common Stock, par value $0.0001 per share	Other	1,203,245	$ 100.73	$ 121,202,868.85	0.0001381	$ 16,738.12
3	Equity	Class A Common Stock, par value $0.0001 per share	Other	6,750,991	$ 118.51	$ 800,059,943.41	0.0001381	$ 110,488.28
Total Offering Amounts:						$ 2,347,229,054.31		$ 324,152.34
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 324,152.34
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of the Registrant's Class A Common Stock that become issuable under the Airbnb, Inc. 2020 Incentive Award Plan, as may be amended from time to time (the "2020 Plan"), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Class A Common Stock. (2) Represents shares of Class A Common Stock that were added to the shares authorized for issuance under the 2020 Plan on January 1, 2026 pursuant to an "evergreen" provision contained in the 2020 Plan. Pursuant to such provision, the number of shares of Class A Common Stock reserved for issuance pursuant to awards under the 2020 Plan shall be increased on the first day of each calendar year beginning on January 1, 2022 and annually thereafter ending in 2030, equal to the lesser of (a) 5% of the aggregate number of shares of all classes of the Registrant's common stock outstanding on the last day of the immediately preceding fiscal year and (b) such smaller number of shares of Class A Common Stock as determined by the Board of Directors of the Registrant. (3) Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $118.51 per share, which is the average of the high and low prices of Class A Common Stock on February 12, 2026, as reported on the Nasdaq Global Select Market.

[2]	(4) Pursuant to Rule 416(a) under the Securities Act, this registration statement shall also cover any additional shares of the Registrant's Class A Common Stock that become issuable under the Employee Stock Purchase Plan, as may be amended from time to time (the "ESPP"), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Class A Common Stock. (5) Represents shares of Class A Common Stock that were added to the shares authorized for issuance under the ESPP on January 1, 2026 pursuant to an "evergreen" provision contained in the ESPP. Pursuant to such provision, the number of shares of Class A Common Stock reserved for issuance under the ESPP shall be increased on the first day of each calendar year beginning on January 1, 2022 and annually thereafter ending in 2030, equal to the lesser of (a) 1% of the aggregate number of shares of all classes of the Registrant's common stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (b) such number of shares as may be determined by the Board of Directors of the Registrant; provided, however, no more than 89,785,394 shares may be issued under the ESPP. (6) Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $100.73 per share, which is the average of the high and low prices of Class A Common Stock on February 12, 2026, as reported on the Nasdaq Global Select Market, multiplied by 85%. Pursuant to the ESPP, the purchase price of the shares of Class A Common Stock reserved for issuance thereunder shall equal 85% of the lesser of the Fair Market Value of a share of Class A Common Stock on (a) the applicable Grant Date and (b) the applicable Exercise Date (each term as defined in the ESPP).

[3]	(7) Pursuant to Rule 416(a) under the Securities Act, this registration statement shall also cover any additional shares of the Registrant's Class A Common Stock that become issuable under the 2020 Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Class A Common Stock. (8) Represents (a) shares of Class A Common Stock that expired, lapsed or were terminated, converted into an award in respect of shares of another entity in connection with a spin-off or other similar event, exchanged for cash, surrendered, repurchased, canceled without having been fully exercised or forfeited under the 2020 Plan or the Airbnb, Inc. 2018 Equity Incentive Plan, as amended, the Airbnb, Inc. 2008 Equity Incentive Plan, as amended, and the Hotel Tonight, Inc. 2011 Equity Incentive Plan, as amended (each a "Prior Plan"), and as such again became available for issuance under the 2020 Plan pursuant to its terms and (b) shares of Class A Common Stock tendered or withheld to satisfy any tax withholding obligation with respect to an award under the 2020 Plan or any Prior Plan, and as such again became available for issuance under the 2020 Plan pursuant to its terms. (9) Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $118.51 per share, which is the average of the high and low prices of Class A Common Stock on February 12, 2026, as reported on the Nasdaq Global Select Market.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A